Exhibit 23.2

CONSENT OF FORMER INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Longeveron Inc.

Miami, Florida

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of Longeveron Inc. (the “Company”) of our report dated March 11, 2022, relating to the financial statements of the Company as of December 31, 2021 and for the year ended December 31, 2021, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ MSL, P.A.

Orlando, Florida

June 26, 2023